Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

T2 Biosystems, Inc.

Lexington, MA

We hereby consent to the incorporation by reference in the Registration Statements on Forms S3 (No. 333-206707, No. 333-216833, No. 333-225275, and No. 333-227847) and Form S8 (No. 333-197946 and No. 333-227850) of T2 Biosystems, Inc. (the “Company”) of our report dated March 14, 2019, relating to the consolidated financial statements which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

Boston, Massachusetts

March 14, 2019